Exhibit 1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s beneficial ownership of securities of The Williams Companies, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: July 1, 2016	CORVEX MANAGEMENT LP

	By:	/s/ Keith Meister
Keith Meister
Managing Partner

Date: July 1, 2016	KEITH MEISTER

	By:	/s/ Keith Meister

Date: July 1, 2016	SOROBAN MASTER FUND LP

	By:	/s/ Eric W. Mandelblatt
Eric W. Mandelblatt
Authorized Signatory of its Investment Manager

Date: July 1, 2016	SOROBAN CAPITAL GP LLC

	By:	/s/ Eric W. Mandelblatt
Eric W. Mandelblatt
Managing Partner

Date: July 1, 2016	SOROBAN CAPITAL PARTNERS LP

By Soroban Capital Partners GP LLC, its general partner

	By:	/s/ Eric W. Mandelblatt
Eric W. Mandelblatt
Managing Partner

Date: July 1, 2016	SOROBAN CAPITAL PARTNERS GP LLC

	By:	/s/ Eric W. Mandelblatt
Eric W. Mandelblatt
Managing Partner

Date: July 1, 2016	ERIC W. MANDELBLATT

	By:	/s/ Eric W. Mandelblatt